UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 30, 2007

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-13195	58-2299339

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

950 East Paces Ferry Road, N.E.
Suite 1575
Atlanta, Georgia	30326

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 949-2100
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On July 30, 2007, Industrial Distribution Group, Inc. (the “Company”) issued a press release preannouncing its expectations for revenues and earnings for the second quarter ended June 30, 2007. The Company expects to report revenues for the second quarter ended June 30, 2007 of $132.6 million. This is in comparison to the $137.0 million reported for the second quarter of 2006. The Company expects to report earnings per diluted share for the second quarter 2007 of $0.01 compared to $0.16 per diluted share for the comparable period of 2006. The Company plans to announce its financial results for the three and six months ended June 30, 2007 on August 2, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The information in Item 2.02 of this Current Report, including the Exhibit attached hereto insofar as it relates to the above information in this Item 2.02, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth elsewhere by specific reference to such filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On July 30, 2007, the Company announced the resignation of Michael W. Brice as Senior Vice President and Chief Information Officer of the Company, effective immediately. Mr. Brice has served the Company is these capacities since January 2005, and his resignation follows the Company’s substantial completion of its comprehensive IT system conversion project, which Mr. Brice had been hired to lead. As part of the Company’s new cost reduction program that was also announced, the chief information officer position formerly held by Mr. Brice will be eliminated, and the Company’s ongoing IT functions and strategies will be executed by other existing personnel.

ITEM 8.01	OTHER EVENTS.
     On July 30, 2007, the Company issued a press release announcing the formation of a special committee of independent directors of the Company’s Board of Directors to review strategic alternatives potentially available to the Company to unlock shareholder value and to provide recommendations to the full Board of Directors of the Company. The special committee will be chaired by Richard M. Seigel, the non-executive Chairman of the Board, and is authorized to engage financial and other advisors as appropriate in order to conduct its review and develop recommendations for the Board’s consideration. While the special committee will commence work immediately in connection with the review, a timetable for the completion of the review has not been established. A copy of the press release containing that announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In connection with the strategic alternatives review process, it is important to note that the conduct of the review does not ensure the availability of any strategic alternatives to enhance value, that any specific recommendation will be approved by the Board, or that, if a recommendation of the special committee is approved by the Board and pursued by the Company, the specific course undertaken will be successful to enhance value or that any value enhancement can be realized by investors at any particular point in time. Moreover, the conduct of such a process itself could affect the Company and its near-term operations in any number of ways that cannot be predicted or assessed in advance.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits:
99.1	Press Release dated July 30, 2007 issued by Industrial Distribution Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007

/s/ Jack P. Healey

Jack P. Healey Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1
Press release of Industrial Distribution Group, dated July 30, 2007 preannouncing expected results of operations for the second quarter ended June 30, 2007, and reporting the formation of a special committee to review potential strategic alternatives and the resignation of Michael Brice as Senior Vice President and Chief Information Officer.